Child, Sullivan & Company
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037
Phone:  801-927-1337  Fax:  801-927-1344


CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Knickerbocker Capital Corporation


We consent to the inclusion in this Form 10-KSB of our report dated May 6, 2004 on our audit of the financial statements of Knickerbocker Capital Corporation as of and for the year ended December 31, 2003.


Sincerely,


Child, Sullivan & Company


Child, Sullivan & Company
Kaysville, UT
May 6, 2004